Exhibit 99.1

GlobalSantaFe Announces Third-Quarter 2004 Results

Houston, October 27, 2004 — Worldwide oil and gas drilling contractor GlobalSantaFe Corporation (NYSE: GSF) today reported net income for the quarter ended September 30, 2004, of $58.6 million, or $0.25 per diluted share, as compared to net income of $15.1 million, or $0.06 per diluted share, for the same quarter in 2003. Included in net income for the third quarter of 2004 is income from continuing operations of $60.8 million, or $0.26 per diluted share, on revenues of $463.3 million, as compared to income from continuing operations of $12.4 million, or $0.05 per diluted share, on revenues of $430.9 million for the same quarter in 2003.

For the nine months ended September 30, 2004, the company reported net income of $151.3 million, or $0.64 per diluted share, as compared to net income of $104.9 million, or $0.45 per diluted share, for the corresponding period in 2003. Net income for the first nine months of 2004 includes income from discontinued operations of $112.4 million, or $0.48 per diluted share, arising primarily from a $113.1 million after-tax gain on the sale of the company’s land rig assets in the second quarter. In the same nine-month period of 2004, income from continuing operations was $38.9 million, or $0.16 per diluted share, on revenues of $1,225.4 million and included: (i) a second-quarter after-tax charge of $21.0 million, or $0.09 per diluted share, related to the early retirement of debt; (ii) a third-quarter after-tax gain of $24.0 million, or $0.10 per diluted share, from the insurance settlement related to the loss of the jackup rig GSF Adriatic IV; and (iii) a third-quarter after-tax gain of $13.7 million, or $0.06 per diluted share, related to the sale of a portion of the company’s interest in the Broom Field, a development project in the North Sea.

Net income for the corresponding nine months of 2003 included income from the company’s discontinued land rig operations of $10.8 million, or $0.05 per diluted share. In the same nine-month period of 2003, income from continuing operations was $94.1 million, or $0.40 per diluted share, on revenues of $1,327.4 million and included $22.3 million, or $0.09 per diluted share, from the settlement of claims filed in 1993 with the United Nations Compensation Commission.

Third-quarter 2004 Analysis

Excluding the after-tax gains on the insurance settlement and the sale of a portion of the company’s interest in the Broom Field discussed above and totaling $37.7 million, or $0.16 per diluted share, the company had income from continuing operations of $23.1 million, or $0.10 per diluted share for the third quarter of 2004, as compared to $12.4 million, or $0.05 per diluted share, for the same quarter in 2003. The improvement in income from continuing operations reflects a 79% increase in contract drilling operating income from $24.3 million in the third quarter of 2003 to $43.5 million in the same quarter of 2004.

The higher operating income from contract drilling for the third quarter of 2004 was primarily due to lower operating expenses and depreciation, and higher dayrates and utilization for the company’s North Sea and Middle East drilling fleets, higher utilization for its drilling rigs in Trinidad and improved dayrates for its jackup fleet in the U.S. Gulf of Mexico, partially offset by lower dayrates and utilization for its fleet in West Africa and lower dayrates for two of its ultra-deepwater drillships, the GSF Explorer and the GSF Jack Ryan, as compared to the same quarter of the previous year.

For the third quarter of 2004, the company’s drilling management services segment reported an operating loss of $6.9 million on revenues of $157.7 million, compared to operating income of $5.5 million on revenues of $128.8 million in the same period of 2003. The operating loss in the current quarter resulted primarily from losses on five wells totaling $13.1 million, and an unusually high level of profit deferral related to intersegment accounting eliminations from turnkey projects in which the company’s oil and gas subsidiary owned an interest. As a result of these eliminations, the drilling management services segment deferred $11.5 million of operating profit in the third quarter, compared to only $1.9 million in the third quarter of 2003. The deferred profit will ultimately be realized through lower depletion expense for the company’s oil and gas subsidiary.

CEO’s Comments and Market Overview

GlobalSantaFe President and Chief Executive Officer Jon Marshall said, “While our drilling management services group had a difficult third quarter this year, we expect this segment of our business to be profitable in the fourth quarter of this year.” Marshall added, “As we enter the last quarter of 2004 and look forward to 2005, we are encouraged by a continued improvement in demand for our drilling equipment and services. Evidencing the growing demand for ultra-deepwater floaters, we recently announced an attractive contract for our newbuild ultra-deepwater semisubmersible, GSF Development Driller I. If current trends continue, we would expect dayrates to increase for our floating drilling rigs as contracts for these rigs expire during 2005 and we enter into new contracts. While the North Sea market for jackups remains somewhat soft, the jackup markets in the U.S. Gulf of Mexico, West Africa, Southeast Asia and the Middle East continue to strengthen, enabling us to increase dayrates in these markets.”

About GlobalSantaFe

GlobalSantaFe is a leading offshore worldwide oil and gas drilling contractor offering a full range of premium equipment and drilling management services. The company’s diverse and technologically advanced fleet of 57 offshore rigs includes premium and heavy-duty, harsh-environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. Additionally, the company has two semisubmersible rigs under construction. GlobalSantaFe is the world’s leading provider of turnkey drilling and drilling management services. More information can be found at www.gsfdrill.com.

Conference Call

GlobalSantaFe will hold a publicly accessible analyst conference call to discuss its third-quarter 2004 financial results. The call will begin at 10 a.m. Central Daylight Time (CDT) (11 a.m. Eastern Daylight Time) Wednesday, October 27, 2004. Interested parties may listen to the call over the Internet or by telephone. To the extent not provided in the call, reconciliations of any non-GAAP measures discussed in the call will be available on the investor relations page of our web site in the form of this earnings release or other materials. The investor relations page of the company’s Web site may be accessed by going to the company’s web site (http://www.gsfdrill.com) and clicking on “Investor Relations.” To participate on the live call, dial (913) 981-4900 (reference confirmation code 450893), or go to the GlobalSantaFe Web site (http://www.gsfdrill.com ) at least 15 minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available starting at 1:00 p.m. CDT by dialing (719) 457-0820 (reference confirmation code 450893) or through GlobalSantaFe’s web site (http://www.gsfdrill.com ) until 7 p.m. CDT on Wednesday, November 3, 2004.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a “safe harbor” for discussing their expectations regarding future performance. We believe it is in the best interest of our shareholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements in this news release include our statements that:

(a) we expect the drilling management services segment of our business to be profitable in the fourth quarter of this year;

(b) we are encouraged by a continued improvement in demand for our drilling equipment and services;

(c) we would expect dayrates to increase for our floating drilling rigs as contracts for these rigs expire during 2005 and we enter into new contracts;

(d) the jackup markets in the U.S. Gulf of Mexico, West Africa, Southeast Asia and the Middle East continue to strengthen, enabling us to increase dayrates in these markets; and

(e) other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to: (a) changes in rig dayrates; (b) worldwide demand for oil and gas; (c) the political environment of oil-producing regions; (d) market conditions; and (e) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Contacts
Richard Hoffman	Julie Tushingham
VP Investor Relations	Manager, Communications and Media Relations
Tel: 281 925 6441	Tel: 281 925 6443
Cell: 713 417 4763
Brook Wootton	Email: Julie.Tushingham@gsfdrill.com
Manager, Investor Relations
Tel: 281 925 6442

GlobalSantaFe Corporation

Condensed Consolidated Statement of Income

(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Contract drilling	$306.3	$297.3	$850.2	$959.5
Drilling management services	149.6	128.1	357.4	351.0
Oil and gas	7.4	5.5	17.8	16.9

Total revenues	463.3	430.9	1,225.4	1,327.4

Expenses:
Contract drilling	202.4	209.4	605.1	657.6
Drilling management services	156.5	122.6	352.5	339.6
Oil and gas	1.7	1.5	4.8	4.1
Depreciation, depletion and amortization	63.3	65.8	190.5	191.2
Gain on involuntary conversion of long-lived asset	(24.0)	—	(24.0)	—
Gain on sale of assets	(25.6)	—	(28.3)	—
Impairment loss on long-lived assets	—	—	1.2	—
Restructuring costs	—	—	—	2.9
General and administrative	13.6	11.5	42.4	36.4

Total operating expenses	387.9	410.8	1,144.2	1,231.8

Operating income	75.4	20.1	81.2	95.6

Other income (expense):
Interest expense	(11.2)	(17.0)	(44.3)	(50.8)
Interest capitalized	10.3	7.4	31.9	26.6
Interest income	2.8	2.7	8.5	8.5
Loss on retirement of long-term debt	—	—	(32.4)	—
Other	1.6	0.8	0.8	25.0

Total other income (expense)	3.5	(6.1)	(35.5)	9.3

Income before income taxes	78.9	14.0	45.7	104.9

Provision for income taxes:
Current tax provision	10.7	6.5	13.9	29.7
Deferred tax provision (benefit)	7.4	(4.9)	(7.1)	(18.9)

Total provision for income taxes	18.1	1.6	6.8	10.8

Income from continuing operations	60.8	12.4	38.9	94.1
Income (loss) from discontinued operations, net of tax effect	(2.2)	2.7	112.4	10.8

Net income	$58.6	$15.1	$151.3	$104.9

Earnings (loss) per ordinary share (Basic):
Income from continuing operations	$0.26	$0.06	$0.17	$0.40
Income (loss) from discontinued operations	$(0.01)	$0.01	$0.48	$0.05
Net income	$0.25	$0.07	$0.65	$0.45
Earnings (loss) per ordinary share (Diluted):
Income from continuing operations	$0.26	$0.05	$0.16	$0.40
Income (loss) from discontinued operations	$(0.01)	$0.01	$0.48	$0.05
Net income	$0.25	$0.06	$0.64	$0.45
Average ordinary shares:
Basic	234.8	233.2	234.5	233.1
Diluted	237.2	235.1	236.8	234.9

GlobalSantaFe Corporation

Condensed Consolidated Balance Sheet

(In millions)

	September 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$605.9	$711.8
Marketable securities	141.5	135.0
Accounts receivable, net of allowances	383.7	313.5
Prepaid expenses	36.4	30.2
Assets held for sale	—	205.8
Other current assets	45.3	16.5

Total current assets	1,212.8	1,412.8

Net properties	4,324.9	4,180.2
Goodwill	338.2	352.1
Deferred income tax assets	36.6	31.2
Other assets	92.0	173.4

Total assets	$6,004.5	$6,149.7

Current liabilities:
Accounts payable	$259.5	$179.6
Current maturities of long-term debt	347.7	—
Accrued liabilities	173.3	212.5

Total current liabilities	780.5	392.1

Long-term debt	555.4	1,191.4
Capital lease obligations	31.1	39.5
Deferred income tax liabilities	13.8	21.5
Other long-term liabilities	149.2	177.6

Shareholders' equity:
Ordinary shares and additional paid-in capital	2,992.2	2,961.4
Retained earnings	1,526.8	1,410.8
Accumulated other comprehensive loss	(44.5)	(44.6)

Total shareholders' equity	4,474.5	4,327.6

Total liabilities and shareholders' equity	$6,004.5	$6,149.7

GlobalSantaFe Corporation

Condensed Consolidated Statement of Cash Flows

(In millions)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$151.3	$104.9
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation, depletion and amortization	194.5	202.9
Deferred income taxes	(11.6)	(18.7)
Gain on involuntary conversion of long-lived asset	(24.0)	—
Gain on sale of assets	(140.3)	—
Impairment loss on long-lived assets	1.2	—
Loss on retirement of long-term debt	32.4	—
(Increase) decrease in accounts receivable	(33.9)	31.4
Increase in prepaid expenses and other current assets	(24.2)	(19.8)
Increase (decrease) in accounts payable	31.7	(59.9)
(Decrease) increase in accrued liabilities	(26.6)	10.2
Decrease in deferred revenues	(14.0)	(19.7)
(Decrease) increase in other long-term liabilities	(26.0)	5.9
Other, net	5.6	10.4

Net cash flow provided by operating activities	116.1	247.6

Cash flows from investing activities:
Capital expenditures	(329.5)	(349.0)
Proceeds from sale of land drilling fleet assets	316.5	—
Proceeds from involuntary conversion of long-lived asset	31.2	—
Proceeds from disposals of properties and equipment	40.2	5.8
Purchases of held-to-maturity marketable securities	(169.2)	(199.6)
Proceeds from maturities of held-to-maturity marketable securities	254.0	114.3
Purchases of available-for-sale marketable securities	(124.9)	(19.2)
Proceeds from maturities of available-for-sale marketable securities	105.0	4.4

Net cash flow provided by (used in) investing activities	123.3	(443.3)

Cash flows from financing activities:
Dividend payments	(35.1)	(25.1)
Issuance of long-term debt, net of discount	—	249.4
Reductions of long-term debt	(331.7)	—
Deferred financing costs	—	(3.5)
Lease/leaseback transaction	—	37.0
Payments on capitalized lease obligations	(9.7)	(8.3)
Proceeds from issuance of ordinary shares	29.9	8.5
Other	1.3	—

Net cash flow (used in) provided by financing activities	(345.3)	258.0

(Decrease) increase in cash and cash equivalents	(105.9)	62.3
Cash and cash equivalents at beginning of period	711.8	677.0

Cash and cash equivalents at end of period	$605.9	$739.3

GlobalSantaFe Corporation

Results of Operations by Business Segment

(Dollars in millions, except average revenues per day)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Contract drilling (1)	$313.5	$297.4	$860.6	$961.1
Drilling management services	157.7	128.8	370.3	355.4
Oil and gas	7.4	5.5	17.8	16.9
Intersegment elimination	(15.3)	(0.8)	(23.3)	(6.0)

Total revenues	$463.3	$430.9	$1,225.4	$1,327.4

Operating income:
Contract drilling	$43.5	$24.3	$62.1	$116.5
Drilling management services	(6.9)	5.5	4.9	11.4
Oil and gas	4.2	3.1	9.7	10.5
Gain on involuntary conversion of long-lived asset	24.0	—	24.0	—
Gain on sale of assets	25.6	—	28.3	—
Impairment loss on long-lived assets	—	—	(1.2)	—
Restructuring costs	—	—	—	(2.9)
Corporate operating expenses	(15.0)	(12.8)	(46.6)	(39.9)

Total operating income	75.4	20.1	81.2	95.6

Interest expense, net	1.9	(6.9)	(3.9)	(15.7)
Loss on retirement of long-term debt	—	—	(32.4)	—
Other	1.6	0.8	0.8	25.0

Income before income taxes	$78.9	$14.0	$45.7	$104.9

Depreciation, depletion and amortization included in operating income:
Contract drilling	$60.4	$63.6	$183.0	$185.4
Drilling management	—	—	—	—
Oil and gas	1.5	0.9	3.3	2.3
Corporate	1.4	1.3	4.2	3.5

Total depreciation, depletion and amortization	$63.3	$65.8	$190.5	$191.2

Average rig utilization rate	87%	81%	84%	84%

Average revenues per day (2)	$65,900	$64,300	$62,400	$67,000

Turnkey wells drilled	28	16	64	61

Turnkey well completions	13	4	26	20

(1) Expense reimbursements included in Contract drilling revenues and expenses totaled $7.1 million and $8.1 million for the three months ended September 30, 2004, and 2003, respectively, and $23.9 million and $34.6 million, respectively, for the nine months ended September 30, 2004 and 2003. Operating income for these periods was not affected by these reimbursements.

(2) Average revenues per day is the ratio of rig-related contract drilling revenues divided by the aggregate contract days, adjusted to exclude days under contract at zero dayrate. The calculation of average revenues per day excludes non-rig related revenues, consisting mainly of platform operations and reimbursed expenses, of $8.6 million and $16.9 million, respectively, for the three months ended September 30, 2004 and 2003, respectively, and $29.6 million and $62.1 million, respectively, for the nine months ended September 30, 2004 and 2003.

GlobalSantaFe Corporation

Income From Discontinued Operations

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$—	$27.2	$43.9	$81.1
Expenses (income):
Direct operating expenses	1.0	18.6	27.9	55.9
Depreciation	—	4.1	4.0	11.7
Exit costs	0.8	—	7.0	—
Gain on sale of assets	—	—	(112.0)	—

Pretax income (loss)	(1.8)	4.5	117.0	13.5

Provision for income taxes, including a benefit of $1.1 million related to the gain on sale of assets	0.4	1.8	4.6	2.7

Income (loss) from discontinued operations, net of tax effect	$(2.2)	$2.7	$112.4	$10.8